Exhibit 99.j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference of our report dated December 28, 2018 in the Registration Statement of Hartford Funds Master Fund (the “Trust”) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 under the Investment Company Act of 1940 (Form N-1A No. 811-23232).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 27, 2019